Exhibit 32.2

Certification Of
Principal Financial Officer
Pursuant To 18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Twinlab Consolidated Holdings, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kyle Casey, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)

The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and results of operations of the Company for the period covered by the Report.

Dated: May 17, 2021	/s/ Kyle Casey
Kyle Casey
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Twinlab Consolidated Holdings, Inc. and will be retained by Twinlab Consolidated Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.